UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
 _____________________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 17, 2014

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MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 16, 2014, the Compensation Committee of the Board (the "Committee") approved the following target bonuses for the Company’s named executive officers under the Company’s 2014 bonus program:

Named Executive Officer	Title	2014 Bonus Target
Franz Fink	President and Chief Executive Officer	$333,333
John Warwick	Senior Vice President and Chief Operating Officer	$228,000
Kevin Royal	Senior Vice President and Chief Financial Officer	$173,058
The 2014 incentive bonus program for each named executive officer consists of three components related to the achievement of certain performance goals as follows: 50% of the target bonus amount relates to the achievement of revenue metrics, 25% relates to the achievement of operating income metrics, and 25% relates to the achievement of operating cash flow metrics. The performance goals will be paid out on a sliding scale subject to meeting a minimum threshold performance level.
Dr. Fink's 2014 target bonus amount above has been pro-rated according to the terms of his employment agreement based on his date of hire of May 1, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer
Date: July 22, 2014